FOR IMMEDIATE RELEASE

MEDIA CONTACT:	Joe Bass, 615-743-8219
FINANCIAL CONTACT:	Harold Carpenter, 615-744-3742
WEBSITE:	www.pnfp.com

PNFP REPORTS DILUTED EPS OF $1.31, ROAA OF 1.55% AND ROTCE OF 17.74% FOR 2Q 2019
Excluding non-GAAP adjustments, 2Q19 diluted EPS was $1.42, ROAA was 1.69% and ROTCE was 19.28%

NASHVILLE, TN, July 16, 2019 - Pinnacle Financial Partners, Inc. (Nasdaq/NGS: PNFP) reported net income per diluted common share of $1.31 for the quarter ended June 30, 2019, compared to net income per diluted common share of $1.12 for the quarter ended June 30, 2018, an increase of 17.0 percent. Net income per diluted common share was $2.53 for the six months ended June 30, 2019, compared to net income per diluted common share of $2.20 for the six months ended June 30, 2018, an increase of 15.0 percent.

The following items impacted Pinnacle Financial’s second quarter of 2019 results:
•$4.5 million in net losses on the sale of $382.0 million of investment securities as the firm seeks to better position its balance sheet for potential reductions in short-term rates,
•$1.5 million loss from the sale of its remaining non-prime automobile portfolio, to finalize our exit from that business, which has been underway for some time,
•$2.4 million write-down of facilities and land acquired in the BNC acquisition that previously had been held for potential expansion, and
•$3.2 million non-cash impairment charge related to the proposed consolidation of five offices across the firm's footprint.

Excluding these items, as well as merger-related charges in 2018 and ORE expense in each period, net income per diluted common share was $1.42 for the three months ended June 30, 2019, compared to net income per diluted common share of $1.16 for the three months ended June 30, 2018, a growth rate of 22.4 percent. Excluding the same adjustments noted above for the six months ended June 30, 2019 and 2018, net income per diluted common share was $2.66 for the six months ended June 30, 2019, compared to net income per diluted common share of $2.28 for the six months ended June 30, 2018, a growth rate of 16.7 percent.
"Obviously, we are excited about our very strong earnings growth in the second quarter and first six months of 2019," said M. Terry Turner, Pinnacle's president and chief executive officer. "Highlights for the quarter included double-digit loan growth, strong hiring throughout our footprint and better than anticipated fee income associated with our investment in BHG. During the quarter, we also implemented plans for rationalization of certain assets. Our decision to sell the remainder of our non-prime automobile loans and to consolidate a number of branch offices, along with the other items noted above, negatively impacted the second quarter by approximately $12.0 million in additional expenses. However, by incurring these expenses, we believe we are much better positioned to absorb potential decreases in short-term interest rates. These actions also eliminate any future losses that could have been incurred from the non-prime automobile portfolio."

GROWING THE CORE EARNINGS CAPACITY OF THE FIRM:
•Loans at June 30, 2019 were a record $18.8 billion, an increase of $1.8 billion from June 30, 2018, reflecting year-over-year growth of 10.4 percent. Loans at June 30, 2019 increased $639.4 million from March 31, 2019, reflecting a linked-quarter annualized growth rate of 14.1 percent.
◦Average loans were $18.6 billion for the three months ended June 30, 2019, up $672.7 million from $17.9 billion for the three months ended March 31, 2019, an annualized growth rate of 15.0 percent.
◦At June 30, 2019, the remaining discount associated with fair value accounting adjustments on acquired loans was $75.4 million, compared to $85.8 million at March 31, 2019.
•Deposits at June 30, 2019 were $19.4 billion, an increase of $1.6 billion from June 30, 2018, reflecting year-over-year growth of 8.9 percent. Deposits at June 30, 2019 increased $968.9 million from March 31, 2019, reflecting a linked-quarter annualized growth rate of 21.0 percent.
◦Average deposits were $18.9 billion for the three months ended June 30, 2019, compared to $18.4 billion for the three months ended March 31, 2019, an annualized growth rate of 11.0 percent.
◦Core deposits were $16.5 billion at June 30, 2019, compared to $16.3 billion at March 31, 2019 and $15.4 billion at June 30, 2018, a year-over-year growth rate of 7.2 percent.
•Revenues for the quarter ended June 30, 2019 were $259.6 million, an increase of $21.3 million from the $238.3 million recognized in the first quarter of 2019, and up $29.4 million from the second quarter of 2018. This represents a year-over-year growth rate of 12.8 percent. Second quarter 2019 revenues reflect the impact of a $7.2 million reduction in loan discount accretion when compared to the second quarter of 2018.
◦Revenue per fully diluted share was $3.39 for the three months ended June 30, 2019, compared to $3.09 for the first quarter of 2019 and $2.97 for the second quarter of 2018.

"We hired 45 high-profile revenue producers during the first six months of 2019, a strong predictor of our continued future growth," Turner said. "We believe our recruiting success is creating even more opportunities for our firm to move meaningful market share from larger banks. Taking market share by virtue of being able to hire the best bankers in our market is the only way I know to reliably produce outsized growth on a sound basis over the long term.
"We continue to experience much progress in the Carolinas and Virginia and could not be more proud of our successes there. We believe the BNC merger has been a great success and we anticipate many years of sustainable growth for our firm. BHG was another sound investment for our firm. Its franchise value, we believe, has increased significantly since our first investment in 2015. We believe the leadership and employees at BHG have worked tirelessly to grow their firm on a sound basis, and we anticipate more growth in future periods as our partnership continues to thrive."

FOCUSING ON PROFITABILITY:
•Return on average assets was 1.55 percent for the second quarter of 2019, compared to 1.52 percent for the first quarter of 2019 and 1.50 percent for the second quarter last year. Second quarter 2019 return on average tangible assets amounted to 1.67 percent, compared to 1.64 percent for the first quarter of 2019 and 1.63 percent for the second quarter of 2018.

◦Excluding the adjustments described above for both 2019 and 2018, return on average assets was 1.69 percent for the second quarter of 2019, compared to 1.55 percent for both the first quarter of 2019 and the second quarter of 2018. Likewise, excluding those same adjustments, the firm’s return on average tangible assets was 1.82 percent for the second quarter of 2019, compared to 1.67 percent for the first quarter of 2019 and 1.68 for the second quarter of 2018.
•Return on average common equity for the second quarter of 2019 amounted to 9.77 percent, compared to 9.49 percent for the first quarter of 2019 and 9.18 percent for the second quarter of 2018. Second quarter 2019 return on average tangible common equity amounted to 17.74 percent, compared to 17.60 percent for the first quarter of 2019 and 18.01 for the second quarter of 2018.
◦Excluding the adjustments described above for both 2019 and 2018, return on average tangible common equity amounted to 19.28 percent for the second quarter of 2019, compared to 17.91 percent for the first quarter of 2019 and 18.58 percent for the second quarter of 2018.

"Our profitability metrics remain strong and provide us the ongoing leverage to hire more revenue producers and continue investing in our future growth," said Harold R. Carpenter, Pinnacle's chief financial officer. "BHG reported a remarkable quarter that was the culmination of many initiatives they have been working on for several months. They have not only developed more sophisticated tools to better target potential borrowers, but they also have expanded their reach into other professional firms such as lawyers, accountants and others. This elevated production occurred during a time when FICO scores and their internally generated credit scores for their borrowers have actually improved. During the quarter, we also took the opportunity to critically evaluate certain assets. Specifically, we executed several initiatives during the quarter to better insulate our earnings in a down rate environment such as purchasing loan interest rate floors, unwinding fixed to floating loan interest rate swaps and repositioning a portion of the bond portfolio.
"We are aware that our industry faces many macro challenges. In spite of these challenges, we continue to target top-quartile profitability and, more importantly, continue our focus on earnings per share growth and tangible book value per share accretion, having produced 5-year compounded annual growth rates of 23.7 percent and 15.8 percent, respectively, in those key metrics through the second quarter of 2019."

MAINTAINING A FORTRESS BALANCE SHEET:
•Net charge-offs were $4.1 million for the quarter ended June 30, 2019, compared to $3.6 million for the quarter ended March 31, 2019 and $4.0 million for the quarter ended June 30, 2018. Annualized net charge-offs as a percentage of average loans for the quarter ended June 30, 2019 were 0.09 percent, compared to 0.08 percent for the quarter ended March 31, 2019 and 0.10 percent for the second quarter of 2018.
•Nonperforming assets decreased to 0.55 percent of total loans and ORE at June 30, 2019, from 0.61 percent at March 31, 2019, and up slightly from 0.53 percent at June 30, 2018. Nonperforming assets were $102.7 million at June 30, 2019, compared to $111.3 million at March 31, 2019 and $91.1 million at June 30, 2018.
•The classified asset ratio at June 30, 2019 was 13.9 percent, compared to 13.0 percent at March 31, 2019 and 12.6 percent at June 30, 2018. Classified assets were $337.8 million at June 30, 2019, compared to $306.8 million at March 31, 2019 and $267.3 million at June 30, 2018.
•The allowance for loan losses represented 0.48 percent of total loans at each of June 30, 2019 and March 31, 2019, compared to 0.44 percent at June 30, 2018.

◦The ratio of the allowance for loan losses to nonperforming loans increased to 118.6 percent at June 30, 2019, from 90.7 percent at March 31, 2019 and 106.7 percent at June 30, 2018. At June 30, 2019, purchase credit impaired loans of $7.2 million, which were recorded at fair value upon acquisition, represented 9.4 percent of the firm's nonperforming loans.
◦Provision for loan losses was $7.2 million in the second quarter of 2019, compared to $7.2 million in the first quarter of 2019 and $9.4 million in the second quarter of 2018.

"Asset quality continues to be a highlight for our firm," Carpenter said. "Net charge-offs, nonperforming assets and classified assets remain very low. Net charge-offs in our primary loan segments of C&I, CRE and construction have been very low for an extended period of time. Year-to-date in 2019, net charge-offs in these segments were 0.07 percent annualized, compared to 0.07 percent in 2018 and 0.02 percent in 2017."

GROWING REVENUES
•Net interest income for the quarter ended June 30, 2019 was $188.9 million, compared to $187.2 million for the first quarter of 2019 and $182.2 million for the second quarter of 2018, a year-over-year growth rate of 3.7 percent. Net interest margin was 3.48 percent for the second quarter of 2019, compared to 3.62 percent for the first quarter of 2019 and 3.69 percent for the second quarter of 2018.
◦Included in net interest income for the second quarter of 2019 was $8.9 million of discount accretion associated with fair value adjustments, compared to $9.7 million of similar discount accretion recognized in the first quarter of 2019 and $16.1 million in the second quarter of 2018.
◦Average earning assets included $81.4 million of fair value adjustments related to our acquisitions at June 30, 2019, compared to $92.4 million at March 31, 2019 and $143.3 million at June 30, 2018.
•Noninterest income for the quarter ended June 30, 2019 was $70.7 million, compared to $51.1 million for the first quarter of 2019 and $47.9 million for the second quarter of 2018, a year-over-year growth rate of 47.4 percent.
◦Wealth management revenues, which include investment, trust and insurance services, were $11.4 million for the quarter ended June 30, 2019, compared to $11.6 million for the first quarter of 2019 and $10.5 million for the second quarter of 2018.
◦Income from the firm's investment in BHG was $32.3 million for the quarter ended June 30, 2019, compared to $13.3 million for the quarter ended March 31, 2019 and $9.7 million for the quarter ended June 30, 2018. Income from the firm's investment in BHG grew more than 200 percent for the quarter ended June 30, 2019, compared to the quarter ended June 30, 2018.
◦Other noninterest income was $16.5 million for the quarter ended June 30, 2019 compared to $14.6 million for the quarter ended March 31, 2019 and $15.3 million for the quarter ended June 30, 2018. Contributing to the increase were increased credit card interchange fees and increased fees related to the firm's various lending programs. Other noninterest income for the quarter ended June 30, 2019 was also impacted by a $1.5 million charge associated with the sale of the firm's remaining non-prime automobile portfolio in the second quarter of 2019.

"For good reason, the rate environment has attracted much attention from the broader banking community, including not only bankers but also investors and analysts," Carpenter said. "Operating in this environment while funding high quality loan growth as inexpensively as possible is clearly a challenge. We will continue to support our relationship managers as they attract great clients to our firm, which typically begins with loans.

"We remain optimistic about our deposit-gathering strategies, which are largely dependent upon our continuing to recruit deposit gatherers to our firm. We are fortunate that we operate in markets with outstanding bankers that allow us to focus on growing revenues consistently and organically over the longer term. Our track record is strong, and we believe we have the runway in our current footprint to accomplish our goals of continuing to be a top-quartile performer."

CREATING OPERATING LEVERAGE
•Noninterest expense for the quarter ended June 30, 2019 was $127.7 million, compared to $114.1 million in the first quarter of 2019 and $110.9 million in the second quarter of 2018, reflecting a year-over-year increase of 15.1 percent. Excluding the impairment charges associated with our branch consolidation initiatives, ORE expenses and merger-related charges for the relevant periods as described above, noninterest expense increased 13.8 percent over the second quarter of 2018.
◦Salaries and employee benefits were $75.6 million in the second quarter of 2019, compared to $70.4 million in the first quarter of 2019 and $64.1 million in the second quarter of 2018, reflecting a year-over-year increase of 17.9 percent.
▪Included in salaries and employee benefits are costs related to the firm’s annual cash incentive plan. Incentive costs for this plan amounted to $11.0 million in the second quarter of 2019, compared to $6.3 million in the first quarter of 2019 and $6.9 million in the second quarter of last year.
◦The efficiency ratio for the second quarter of 2019 increased to 49.19 percent, compared to 47.86 percent for the first quarter of 2019 and 48.18 percent in the second quarter of 2018. The ratio of noninterest expenses to average assets increased to 1.98 percent for the second quarter of 2019 from 1.85 percent in the first quarter of 2019 and 1.91 percent in the second quarter of 2018.
▪Excluding the adjustments noted elsewhere in this release for both 2019 and 2018, the efficiency ratio was 45.92 percent for the second quarter of 2019, compared to 47.37 percent for the first quarter of 2019 and 46.57 percent for the second quarter of 2018. Excluding the above described impairment charge, ORE expense and merger-related charges, the ratio of noninterest expense to average assets was 1.89 percent for the second quarter of 2019, compared to 1.84 percent for the first quarter of 2019 and 1.85 percent for the second quarter of 2018.
◦The effective tax rate for the second quarter of 2019 was 19.6 percent, compared to 19.7 percent for the first quarter of 2019 and 20.9 percent for the second quarter of 2018. The effective tax rate for the second quarter of 2019 includes tax expense related to equity compensation of $68,000, compared to a benefit of $769,000 in the first quarter of 2019 and $72,000 in the second quarter of 2018, respectively, associated with vesting of equity-based awards.
◦During the second quarter of 2019, the firm acquired 130,888 shares of its common stock in open market transactions pursuant to its previously announced share repurchase program, at an average price of $56.31.

"We continue to be pleased with the management of our expense base and our team’s focus on growing revenues," Carpenter said. "We reviewed our branch network for opportunities and believe the proposed consolidation of approximately five facilities is sufficient at this time. We are not exiting any market or entering into any formal personnel reduction programs as a result of these actions.

"Additionally, we are reporting an adjusted efficiency ratio of 46 percent for our firm for the second quarter of 2019, providing further support that our firm can generate outsized returns efficiently and that we take our reputation of being sound operators seriously."

BOARD OF DIRECTORS DECLARES DIVIDEND
On July 16, 2019, Pinnacle's Board of Directors approved a quarterly cash dividend of $0.16 per common share to be paid on Aug. 30, 2019 to common shareholders of record as of the close of business on Aug. 2, 2019. The amount and timing of any future dividend payments to common shareholders will be subject to the discretion of Pinnacle's Board of Directors.

WEBCAST AND CONFERENCE CALL INFORMATION
Pinnacle will host a webcast and conference call at 8:30 a.m. (CDT) on July 17, 2019 to discuss second quarter 2019 results and other matters. To access the call for audio only, please call 1-877-602-7944. For the presentation and streaming audio, please access the webcast on the investor relations page of Pinnacle's website at www.pnfp.com.
For those unable to participate in the webcast, it will be archived on the investor relations page of Pinnacle's website at www.pnfp.com for 90 days following the presentation.
Pinnacle Financial Partners provides a full range of banking, investment, trust, mortgage and insurance products and services designed for businesses and their owners and individuals interested in a comprehensive relationship with their financial institution. Pinnacle Bank has the No. 1 deposit market share in the Nashville-Murfreesboro-Franklin MSA, according to June 30, 2018 deposit data from the FDIC. Pinnacle earned a place on FORTUNE’s 2017, 2018 and 2019 lists of the 100 Best Companies to Work For in the U.S., and American Banker recognized Pinnacle as one of America’s Best Banks to Work For six years in a row.
The firm began operations in a single location in downtown Nashville, TN in October 2000 and has since grown to approximately $26.5 billion in assets as of June 30, 2019. As the second-largest bank holding company headquartered in Tennessee, Pinnacle operates in 11 primarily urban markets in Tennessee, the Carolinas and Virginia.
Additional information concerning Pinnacle, which is included in the Nasdaq Financial-100 Index, can be accessed at www.pnfp.com.
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Forward-Looking Statements

All statements, other than statements of historical fact, included in this press release, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "expect," "anticipate," "intend," "may," "should," "plan," "believe," "seek," "estimate" and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, including, but not limited to:  (i) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; (ii) the ability to grow and retain low-cost core deposits and retain large, uninsured deposits; (iii) the inability of Pinnacle Financial, or entities in which it has significant investments, like BHG, to maintain the historical growth rate of its, or such entities', loan portfolio; (iv) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; (v) effectiveness of Pinnacle Financial's asset management activities in improving, resolving or liquidating lower-quality assets; (vi) the impact of competition with other financial institutions, including pricing pressures and the resulting impact on Pinnacle Financial’s results, including as a result of compression to net interest margin; (vii) greater than anticipated adverse conditions in the national or local economies including in Pinnacle Financial's markets throughout Tennessee, North Carolina, South Carolina and Virginia,  particularly in commercial and residential real estate markets; (viii) fluctuations or differences in interest rates on loans or deposits from those that Pinnacle Financial is modeling or anticipating or that affect the yield curve; (ix) the results of regulatory examinations; (x) a merger or acquisition; (xi) risks of expansion into new geographic or product markets; (xii) any matter that would cause Pinnacle Financial to conclude that there was impairment of any asset, including intangible assets; (xiii) reduced ability to attract additional financial advisors (or failure of such advisors to cause their clients to switch to Pinnacle Bank), to retain financial advisors (including as a result of the competitive environment for associates) or otherwise to attract customers from other financial institutions; (xiv) the ability of Pinnacle Financial to implement its branch consolidation strategy on the timelines, and at the costs, presently contemplated; (xv) deterioration in the valuation of other real estate owned and increased expenses associated therewith; (xvi) inability to comply with regulatory capital requirements, including those resulting from changes to capital calculation methodologies, required capital maintenance levels or regulatory requests or directives, particularly if Pinnacle Financial's level of applicable commercial real estate loans were to exceed percentage levels of total capital in guidelines recommended by its regulators; (xvii) approval of the declaration of any dividend by Pinnacle Financial's board of directors; (xviii) the vulnerability of Pinnacle Bank's network and online banking portals, and the systems of parties with whom Pinnacle Financial contracts, to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss and other security breaches; (xix) the possibility of increased compliance and operational costs as a result of increased regulatory oversight (including by the Consumer Financial Protection Bureau), including oversight of companies in which Pinnacle Financial or Pinnacle Bank have significant investments, like BHG, and the development of additional banking products for Pinnacle Bank's corporate and consumer clients;  (xx) the risks associated with Pinnacle Financial and Pinnacle Bank being a minority investor in BHG, including the risk that the owners of a majority of the equity interests in BHG decide to sell the company if not prohibited from doing so by Pinnacle Financial or Pinnacle Bank; (xxi) changes in state and federal legislation, regulations or policies applicable to banks and other financial service providers, like BHG, including regulatory or legislative developments; (xxii) risks associated with the possible shutdown of the United States federal government, including adverse effects on the national or local economies and adverse effects resulting from a shutdown of the U.S. Small Business Administration's SBA loan program; (xxiii) the availability of and access to capital; (xxiv)

adverse results (including costs, fines, reputational harm, inability to obtain necessary approvals and/or other negative effects) from current or future litigation, regulatory examinations or other legal and/or regulatory actions; and (xxv) general competitive, economic, political and market conditions. Additional factors which could affect the forward looking statements can be found in Pinnacle Financial's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC and available on the SEC's website at http://www.sec.gov. Pinnacle Financial disclaims any obligation to update or revise any forward-looking statements contained in this press release, which speak only as of the date hereof, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Matters

This release contains certain non-GAAP financial measures, including, without limitation, earnings per diluted share, efficiency ratio and the ratio of noninterest expense to average assets, excluding in certain instances the impact of expenses related to other real estate owned, gains or losses on sale of investment securities, the charges associated with Pinnacle Financial's branch consolidation project, the sale of the remaining portion of Pinnacle Bank's non-prime automobile portfolio, the revaluation of Pinnacle Financial’s deferred tax assets and other matters for the accounting periods presented. This release also includes non-GAAP financial measures which exclude expenses associated with Pinnacle Bank's merger with BNC. This release may also contain certain other non-GAAP capital ratios and performance measures that exclude the impact of goodwill and core deposit intangibles associated with Pinnacle Financial's acquisitions of BNC, Avenue Bank, Magna Bank, CapitalMark Bank & Trust, Mid-America Bancshares, Inc., Cavalry Bancorp, Inc. and other acquisitions which collectively are less material to the non-GAAP measure. The presentation of the non-GAAP financial information is not intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. Because non-GAAP financial measures presented in this release are not measurements determined in accordance with GAAP and are susceptible to varying calculations, these non-GAAP financial measures, as presented, may not be comparable to other similarly titled measures presented by other companies.

Pinnacle Financial believes that these non-GAAP financial measures facilitate making period-to-period comparisons and are meaningful indications of its operating performance. In addition, because intangible assets such as goodwill and the core deposit intangible, and the other items excluded each vary extensively from company to company, Pinnacle Financial believes that the presentation of this information allows investors to more easily compare Pinnacle Financial's results to the results of other companies. Pinnacle Financial's management utilizes this non-GAAP financial information to compare Pinnacle Financial's operating performance for 2019 versus certain periods in 2018 and to internally prepared projections.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS – UNAUDITED
(dollars in thousands)
	June 30, 2019	December 31, 2018	June 30, 2018
ASSETS
Cash and noninterest-bearing due from banks	$153,071	$137,433	$193,962
Restricted cash	121,440	65,491	16,233
Interest-bearing due from banks	332,862	516,920	407,265
Federal funds sold and other	20,214	1,848	29,463
Cash and cash equivalents	627,587	721,692	646,923

Securities available-for-sale, at fair value	3,256,906	3,083,686	2,960,128
Securities held-to-maturity (fair value of $200.6 million, $193.1 million, and $15.3 million at June 30, 2019, Dec. 31, 2018, and June 30, 2018, respectively)	190,928	194,282	15,341
Consumer loans held-for-sale	70,004	34,196	108,592
Commercial loans held-for-sale	21,295	15,954	21,277

Loans	18,814,318	17,707,549	17,042,853
Less allowance for loan losses	(90,253)	(83,575)	(75,670)
Loans, net	18,724,065	17,623,974	16,967,183

Premises and equipment, net	274,729	265,560	269,876
Equity method investment	243,875	239,237	217,283
Accrued interest receivable	84,582	79,657	65,175
Goodwill	1,807,121	1,807,121	1,807,121
Core deposits and other intangible assets	41,578	46,161	51,353
Other real estate owned	26,657	15,165	19,785
Other assets	1,171,028	904,359	838,333
Total assets	$26,540,355	$25,031,044	$23,988,370

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Noninterest-bearing	$4,493,419	$4,309,067	$4,361,414
Interest-bearing	3,129,941	3,464,001	2,939,833
Savings and money market accounts	7,547,166	7,607,796	7,129,335
Time	4,278,857	3,468,243	3,426,836
Total deposits	19,449,383	18,849,107	17,857,418
Securities sold under agreements to repurchase	154,169	104,741	128,739
Federal Home Loan Bank advances	1,960,062	1,443,589	1,581,867
Subordinated debt and other borrowings	464,144	485,130	465,433
Accrued interest payable	30,376	23,586	15,604
Other liabilities	305,860	158,951	112,632
Total liabilities	22,363,994	21,065,104	20,161,693

Preferred stock, no par value; 10.0 million shares authorized; no shares issued and outstanding	—	—	—
Common stock, par value $1.00; 180.0 million shares authorized; 76.9 million, 77.5 million and 77.9 million shares issued and outstanding at June 30, 2019, Dec. 31, 2018 and June 30, 2018, respectively	76,929	77,484	77,855
Additional paid-in capital	3,076,486	3,107,431	3,119,461
Retained earnings	1,002,434	833,130	667,594
Accumulated other comprehensive income (loss), net of taxes	20,512	(52,105)	(38,233)
Total stockholders' equity	4,176,361	3,965,940	3,826,677
Total liabilities and stockholders' equity	$26,540,355	$25,031,044	$23,988,370

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED
(dollars in thousands, except for per share data)	Three Months Ended			Six Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Interest income:
Loans, including fees	$237,653	$229,379	$208,758	$467,032	$399,972
Securities
Taxable	12,243	13,540	11,748	25,783	22,970
Tax-exempt	12,556	11,672	8,350	24,228	15,635
Federal funds sold and other	3,399	3,292	2,128	6,691	3,935
Total interest income	265,851	257,883	230,984	523,734	442,512

Interest expense:
Deposits	58,988	54,217	32,767	113,205	56,748
Securities sold under agreements to repurchase	142	145	143	287	273
FHLB advances and other borrowings	17,803	16,275	15,838	34,078	28,784
Total interest expense	76,933	70,637	48,748	147,570	85,805
Net interest income	188,918	187,246	182,236	376,164	356,707
Provision for loan losses	7,195	7,184	9,402	14,379	16,333
Net interest income after provision for loan losses	181,723	180,062	172,834	361,785	340,374

Noninterest income:
Service charges on deposit accounts	8,940	8,542	8,456	17,482	16,361
Investment services	5,803	5,404	5,074	11,207	10,319
Insurance sales commissions	2,147	2,928	2,048	5,075	5,167
Gains on mortgage loans sold, net	6,011	4,878	3,777	10,889	7,521
Investment gains (losses) on sales, net	(4,466)	(1,960)	—	(6,426)	30
Trust fees	3,461	3,295	3,564	6,756	6,681
Income from equity method investment	32,261	13,290	9,690	45,551	19,050
Other noninterest income	16,525	14,686	15,330	31,211	26,993
Total noninterest income	70,682	51,063	47,939	121,745	92,122

Noninterest expense:
Salaries and employee benefits	75,620	70,376	64,112	145,996	127,831
Equipment and occupancy	23,844	19,331	18,208	43,175	35,951
Other real estate, net	2,523	246	819	2,769	25
Marketing and other business development	3,282	2,948	2,544	6,230	4,791
Postage and supplies	2,079	1,892	2,291	3,971	4,330
Amortization of intangibles	2,271	2,311	2,659	4,582	5,357
Merger-related expenses	—	—	2,906	—	8,259
Other noninterest expense	18,067	16,947	17,369	35,014	32,944
Total noninterest expense	127,686	114,051	110,908	241,737	219,488
Income before income taxes	124,719	117,074	109,865	241,793	213,008
Income tax expense	24,398	23,114	23,000	47,512	42,633
Net income	$100,321	$93,960	$86,865	$194,281	$170,375

Per share information:
Basic net income per common share	$1.31	$1.22	$1.13	$2.54	$2.21
Diluted net income per common share	$1.31	$1.22	$1.12	$2.53	$2.20

Weighted average shares outstanding:
Basic	76,343,608	76,803,171	77,123,854	76,572,120	77,101,816
Diluted	76,611,657	77,127,692	77,468,082	76,866,163	77,417,930

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands)	June	March	December	September	June	March
	2019	2019	2018	2018	2018	2018
Balance sheet data, at quarter end:
Commercial and industrial loans	$5,795,107	5,419,520	5,271,420	5,006,247	4,821,299	4,490,886
Commercial real estate - owner occupied	2,624,160	2,617,541	2,653,433	2,688,247	2,504,891	2,427,946
Commercial real estate - investment	4,252,098	4,107,953	3,855,643	3,818,055	3,822,182	3,714,854
Commercial real estate - multifamily and other	709,135	693,652	655,879	708,817	697,566	651,488
Consumer real estate - mortgage loans	2,949,755	2,887,628	2,844,447	2,815,160	2,699,399	2,580,766
Construction and land development loans	2,117,969	2,097,570	2,072,455	2,059,009	2,133,646	2,095,875
Consumer and other	366,094	351,042	354,272	368,474	363,870	364,202
Total loans	18,814,318	18,174,906	17,707,549	17,464,009	17,042,853	16,326,017
Allowance for loan losses	(90,253)	(87,194)	(83,575)	(79,985)	(75,670)	(70,204)
Securities	3,447,834	3,444,049	3,277,968	3,199,579	2,975,469	2,981,301
Total assets	26,540,355	25,557,858	25,031,044	24,557,545	23,988,370	22,935,174
Noninterest-bearing deposits	4,493,419	4,317,787	4,309,067	4,476,925	4,361,414	4,274,213
Total deposits	19,449,383	18,480,461	18,849,107	18,407,515	17,857,418	16,502,909
Securities sold under agreements to repurchase	154,169	100,698	104,741	130,217	128,739	131,863
FHLB advances	1,960,062	2,121,075	1,443,589	1,520,603	1,581,867	1,976,881
Subordinated debt and other borrowings	464,144	484,703	485,130	465,487	465,433	465,550
Total stockholders' equity	4,176,361	4,055,939	3,965,940	3,897,041	3,826,677	3,749,303
Balance sheet data, quarterly averages:
Total loans	$18,611,164	17,938,480	17,630,281	17,259,139	16,729,734	15,957,466
Securities	3,412,475	3,302,676	3,148,638	3,075,633	2,970,267	2,829,604
Federal funds sold and other	530,556	469,909	645,644	647,728	442,401	335,093
Total earning assets	22,554,195	21,711,065	21,424,563	20,982,500	20,142,402	19,122,163
Total assets	25,915,971	25,049,954	24,616,733	24,125,051	23,236,945	22,204,599
Noninterest-bearing deposits	4,399,766	4,195,443	4,317,782	4,330,917	4,270,459	4,304,186
Total deposits	18,864,859	18,358,094	18,368,012	18,112,766	16,949,374	16,280,581
Securities sold under agreements to repurchase	117,261	109,306	119,247	146,864	123,447	129,969
FHLB advances	2,164,341	1,926,358	1,689,920	1,497,511	1,884,828	1,584,281
Subordinated debt and other borrowings	469,498	470,775	469,074	468,990	474,328	471,029
Total stockholders' equity	4,117,754	4,017,375	3,939,927	3,874,430	3,795,963	3,732,633
Statement of operations data, for the three months ended:
Interest income	$265,851	257,883	256,095	248,110	230,984	211,528
Interest expense	76,933	70,637	65,880	58,690	48,748	37,057
Net interest income	188,918	187,246	190,215	189,420	182,236	174,471
Provision for loan losses	7,195	7,184	9,319	8,725	9,402	6,931
Net interest income after provision for loan losses	181,723	180,062	180,896	180,695	172,834	167,540
Noninterest income	70,682	51,063	57,270	51,478	47,939	44,183
Noninterest expense	127,686	114,051	119,409	113,990	110,908	108,580
Income before taxes	124,719	117,074	118,757	118,183	109,865	103,143
Income tax expense	24,398	23,114	23,439	24,436	23,000	19,633
Net income	$100,321	93,960	95,318	93,747	86,865	83,510

Profitability and other ratios:
Return on avg. assets (1)	1.55%	1.52%	1.54%	1.54%	1.50%	1.53%
Return on avg. common equity (1)	9.77%	9.49%	9.60%	9.60%	9.18%	9.07%
Return on avg. tangible common equity (1)	17.74%	17.60%	18.14%	18.44%	18.01%	18.12%
Dividend payout ratio (16)	12.88%	13.39%	13.79%	14.89%	16.57%	18.36%
Net interest margin (2)	3.48%	3.62%	3.63%	3.65%	3.69%	3.77%
Noninterest income to total revenue (3)	27.23%	21.43%	23.14%	21.37%	20.83%	20.21%
Noninterest income to avg. assets (1)	1.09%	0.83%	0.92%	0.85%	0.83%	0.81%
Noninterest exp. to avg. assets (1)	1.98%	1.85%	1.92%	1.87%	1.91%	1.98%
Efficiency ratio (4)	49.19%	47.86%	48.25%	47.32%	48.18%	49.66%
Avg. loans to avg. deposits	98.66%	97.71%	95.98%	95.29%	98.70%	98.02%
Securities to total assets	12.99%	13.48%	13.10%	13.03%	12.40%	13.00%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

(dollars in thousands)	Three months ended			Three months ended
	June 30, 2019			June 30, 2018
	Average Balances	Interest	Rates/ Yields	Average Balances	Interest	Rates/ Yields
Interest-earning assets
Loans (1) (2)	$18,611,164	$237,653	5.22%	$16,729,734	$208,758	5.04%
Securities
Taxable	1,781,814	12,243	2.76%	1,792,845	11,748	2.63%
Tax-exempt (2)	1,630,661	12,556	3.68%	1,177,422	8,350	3.34%
Federal funds sold and other	530,556	3,399	2.57%	442,401	2,128	1.93%
Total interest-earning assets	22,554,195	$265,851	4.85%	20,142,402	$230,984	4.66%
Nonearning assets
Intangible assets	1,850,146			1,860,868
Other nonearning assets	1,511,630			1,233,675
Total assets	$25,915,971			$23,236,945

Interest-bearing liabilities
Interest-bearing deposits:
Interest checking	3,150,865	9,305	1.18%	3,038,705	6,395	0.84%
Savings and money market	7,355,783	26,947	1.47%	6,739,430	16,165	0.96%
Time	3,958,445	22,736	2.30%	2,900,779	10,207	1.41%
Total interest-bearing deposits	14,465,093	58,988	1.64%	12,678,914	32,767	1.04%
Securities sold under agreements to repurchase	117,261	142	0.49%	123,447	143	0.47%
Federal Home Loan Bank advances	2,164,341	11,552	2.14%	1,884,828	9,690	2.06%
Subordinated debt and other borrowings	469,498	6,251	5.34%	474,328	6,148	5.20%
Total interest-bearing liabilities	17,216,193	76,933	1.79%	15,161,517	48,748	1.29%
Noninterest-bearing deposits	4,399,766	—	—	4,270,459	—	—
Total deposits and interest-bearing liabilities	21,615,959	$76,933	1.43%	19,431,976	$48,748	1.01%
Other liabilities	182,258			9,005
Stockholders' equity	4,117,754			3,795,963
Total liabilities and stockholders' equity	$25,915,971			$23,236,944
Net interest income		$188,918			$182,236
Net interest spread (3)			3.06%			3.37%
Net interest margin (4)			3.48%			3.69%

(1) Average balances of nonperforming loans are included in the above amounts.
(2) Yields computed on tax-exempt instruments on a tax equivalent basis and include $6.9 million of taxable equivalent income for the three months ended June 30, 2019 compared to $3.1 million for the three months ended June 30, 2018. The tax-exempt benefit has been reduced by the projected impact of tax-exempt income that will be disallowed pursuant to IRS Regulations as of and for the then current period presented.

(3) Yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. The net interest spread calculation excludes the impact of demand deposits. Had the impact of demand deposits been included, the net interest spread for the quarter ended June 30, 2019 would have been 3.42% compared to a net interest spread of 3.66% for the quarter ended June 30, 2018.
(4) Net interest margin is the result of annualized net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

(dollars in thousands)	Six months ended			Six months ended
	June 30, 2019			June 30, 2018
	Average Balances	Interest	Rates/ Yields	Average Balances	Interest	Rates/ Yields
Interest-earning assets
Loans (1) (2)	$18,276,680	$467,032	5.25%	$16,345,734	$399,972	4.98%
Securities
Taxable	1,813,693	25,783	2.87%	1,793,619	22,970	2.58%
Tax-exempt (2)	1,544,186	24,228	3.77%	1,106,705	15,635	3.33%
Federal funds sold and other	500,400	6,691	2.70%	389,043	3,935	2.04%
Total interest-earning assets	22,134,959	$523,734	4.89%	19,635,101	$442,512	4.61%
Nonearning assets
Intangible assets	1,851,292			1,862,294
Other nonearning assets	1,499,104			1,226,229
Total assets	$25,485,355			$22,723,624

Interest-bearing liabilities
Interest-bearing deposits:
Interest checking	3,140,734	18,628	1.20%	3,006,328	11,509	0.77%
Savings and money market	7,446,911	53,284	1.44%	6,597,734	28,153	0.86%
Time	3,727,061	41,293	2.23%	2,725,534	17,086	1.26%
Total interest-bearing deposits	14,314,706	113,205	1.59%	12,329,596	56,748	0.93%
Securities sold under agreements to repurchase	113,305	287	0.51%	126,690	273	0.43%
Federal Home Loan Bank advances	2,046,007	21,515	2.12%	1,735,385	16,697	1.94%
Subordinated debt and other borrowings	470,133	12,563	5.39%	475,066	12,087	5.13%
Total interest-bearing liabilities	16,944,151	147,570	1.76%	14,666,737	85,805	1.18%
Noninterest-bearing deposits	4,298,169	—	—	4,287,229	—	—
Total deposits and interest-bearing liabilities	21,242,320	$147,570	1.40%	18,953,966	$85,805	0.91%
Other liabilities	175,193			5,185
Stockholders' equity	4,067,842			3,764,473
Total liabilities and stockholders' equity	$25,485,355			$22,723,624
Net interest income		$376,164			$356,707
Net interest spread (3)			3.14%			3.43%
Net interest margin (4)			3.55%			3.73%

(1) Average balances of nonperforming loans are included in the above amounts.
(2) Yields computed on tax-exempt instruments on a tax equivalent basis and include $13.4 million of taxable equivalent income for the six months ended June 30, 2019 compared to $6.3 million for the six months ended June 30, 2018. The tax-exempt benefit has been reduced by the projected impact of tax-exempt income that will be disallowed pursuant to IRS Regulations as of and for the then current period presented.

(3) Yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. The net interest spread calculation excludes the impact of demand deposits. Had the impact of demand deposits been included, the net interest spread for the six months ended June 30, 2019 would have been 3.49% compared to a net interest spread of 3.70% for the six months ended June 30, 2018.
(4) Net interest margin is the result of annualized net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands)	June	March	December	September	June	March
	2019	2019	2018	2018	2018	2018
Asset quality information and ratios:
Nonperforming assets:
Nonaccrual loans	76,077	96,144	87,834	77,868	70,887	70,202
Other real estate (ORE) and other nonperforming assets (NPAs)	26,658	15,138	15,393	17,731	20,229	24,533
Total nonperforming assets	$102,735	111,282	103,227	95,599	91,116	94,735
Past due loans over 90 days and still accruing interest	$2,733	1,982	1,558	1,773	1,572	1,131
Accruing troubled debt restructurings (5)	$7,412	5,481	5,899	6,125	5,647	6,115
Accruing purchase credit impaired loans	$12,632	13,122	14,743	21,473	22,993	24,398
Net loan charge-offs	$4,136	3,565	5,729	4,410	3,936	3,967
Allowance for loan losses to nonaccrual loans	118.6%	90.7%	95.2%	102.7%	106.7%	100.0%
As a percentage of total loans:
Past due accruing loans over 30 days	0.21%	0.22%	0.34%	0.25%	0.23%	0.24%
Potential problem loans (6)	1.21%	1.05%	1.00%	1.16%	1.00%	0.97%
Allowance for loan losses	0.48%	0.48%	0.47%	0.46%	0.44%	0.43%
Nonperforming assets to total loans, ORE and other NPAs	0.55%	0.61%	0.58%	0.55%	0.53%	0.58%
Nonperforming assets to total assets	0.39%	0.44%	0.41%	0.39%	0.38%	0.41%
Classified asset ratio (Pinnacle Bank) (8)	13.9%	13.0%	12.4%	13.7%	12.6%	12.6%
Annualized net loan charge-offs to avg. loans (7)	0.09%	0.08%	0.11%	0.10%	0.10%	0.10%
Wtd. avg. commercial loan internal risk ratings (6)	44.9	44.9	44.4	4.5	4.4	4.4
		44.4	4.5	4.4	4.4	4.5
Interest rates and yields:
Loans	5.22%	5.28%	5.22%	5.15%	5.04%	4.91%
Securities	3.20%	3.37%	3.22%	3.11%	2.91%	2.87%
Total earning assets	4.85%	4.94%	4.85%	4.76%	4.66%	4.56%
Total deposits, including non-interest bearing	1.25%	1.20%	1.08%	0.97%	0.78%	0.60%
Securities sold under agreements to repurchase	0.49%	0.54%	0.50%	0.44%	0.47%	0.40%
FHLB advances	2.14%	2.10%	2.18%	2.16%	2.06%	1.79%
Subordinated debt and other borrowings	5.34%	5.44%	5.33%	5.29%	5.20%	5.11%
Total deposits and interest-bearing liabilities	1.43%	1.37%	1.27%	1.15%	1.01%	0.81%

Capital and other ratios (8):
Pinnacle Financial ratios:
Stockholders' equity to total assets	15.7%	15.9%	15.8%	15.9%	16.0%	16.3%
Common equity Tier one	9.5%	9.4%	9.6%	9.4%	9.3%	9.2%
Tier one risk-based	9.5%	9.4%	9.6%	9.4%	9.3%	9.2%
Total risk-based	12.0%	12.0%	12.2%	12.1%	12.0%	12.0%
Leverage	9.1%	9.0%	8.9%	8.8%	8.8%	8.8%
Tangible common equity to tangible assets	9.4%	9.3%	9.1%	9.0%	8.9%	9.0%
Pinnacle Bank ratios:
Common equity Tier one	10.3%	10.4%	10.5%	10.3%	10.2%	10.3%
Tier one risk-based	10.3%	10.4%	10.5%	10.3%	10.2%	10.3%
Total risk-based	11.3%	11.4%	11.5%	11.4%	11.2%	11.3%
Leverage	9.8%	9.9%	9.8%	9.6%	9.7%	9.8%
Construction and land development loans as a percentage of total capital (19)	82.6%	84.1%	85.2%	87.8%	94.6%	96.1%
Non-owner occupied commercial real estate and multi-family as a percentage of total capital (19)	288.9%	282.5%	277.7%	287.6%	304.3%	306.2%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands, except per share data)	June	March	December	September	June	March
	2019	2019	2018	2018	2018	2018

Per share data:
Earnings – basic	$1.31	1.22	1.24	1.22	1.13	1.08
Earnings - basic, excluding the adjustments noted below	$1.43	1.24	1.26	1.22	1.15	1.13
Earnings – diluted	$1.31	1.22	1.23	1.21	1.12	1.08
Earnings - diluted, excluding the adjustments noted below	$1.42	1.24	1.25	1.21	1.15	1.13
Common dividends per share	$0.16	0.16	0.16	0.14	0.14	0.14
Book value per common share at quarter end (9)	$54.29	52.63	51.18	50.05	49.15	48.16
Tangible book value per common share at quarter end (9)	$30.26	28.61	27.27	26.21	25.28	24.24
Revenue per diluted share	$3.39	3.09	3.19	3.11	2.97	2.83
Revenue per diluted share, excluding the adjustments noted below	$3.47	3.12	3.22	3.11	2.97	2.83
Noninterest expense per diluted share	$1.67	1.48	1.54	1.47	1.43	1.40
Noninterest expense per diluted share, excluding the adjustments noted below	$1.59	1.48	1.53	1.47	1.38	1.34

Investor information:
Closing sales price on last trading day of quarter	$57.48	54.70	46.10	60.15	61.35	64.20
High closing sales price during quarter	$59.23	59.55	61.04	66.20	68.10	69.45
Low closing sales price during quarter	$52.95	46.35	44.03	60.05	61.35	60.20

Other information:
Gains on residential mortgage loans sold:
Residential mortgage loan sales:
Gross loans sold	$291,813	193,830	236,861	278,073	264,934	237,667
Gross fees (10)	$8,485	5,695	6,184	7,756	7,134	6,036
Gross fees as a percentage of loans originated	2.91%	2.94%	2.61%	2.79%	2.69%	2.54%
Net gain on residential mortgage loans sold	$6,011	4,878	3,141	3,902	3,777	3,744
Investment gains (losses) on sales of securities, net (15)	$(4,466)	(1,960)	(2,295)	11	—	30
Brokerage account assets, at quarter end (11)	$4,287,985	4,122,980	3,763,911	3,998,774	3,745,635	3,508,669
Trust account managed assets, at quarter end	$2,425,791	2,263,095	2,055,861	2,074,027	1,920,226	1,844,871
Core deposits (12)	$16,503,686	16,340,763	16,489,173	16,076,859	15,400,142	14,750,211
Core deposits to total funding (12)	74.9%	77.1%	79.0%	78.3%	76.9%	77.3%
Risk-weighted assets	$22,706,512	22,001,959	21,137,263	20,705,547	20,151,827	19,286,101
Number of offices	114	114	114	115	115	114
Total core deposits per office	$144,769	143,340	144,642	139,799	133,914	129,388
Total assets per full-time equivalent employee	$11,241	10,997	10,897	10,917	10,911	10,677
Annualized revenues per full-time equivalent employee	$441.0	415.9	427.5	424.9	419.9	412.8
Annualized expenses per full-time equivalent employee	$216.9	199.0	206.2	201.0	202.3	205.0
Number of employees (full-time equivalent)	2,361.0	2,324.0	2,297.0	2,249.5	2,198.5	2,148.0
Associate retention rate (13)	93.0%	92.8%	92.3%	91.1%	89.6%	89.9%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED
	Three Months Ended			Six Months Ended
(dollars in thousands, except per share data)	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018

Net interest income	$188,918	187,246	182,236	376,164	356,707

Noninterest income	70,682	51,063	47,939	121,745	92,122
Total revenues	259,600	238,309	230,175	497,909	448,829
Less: Investment (gains) losses on sales of securities, net	4,466	1,960	—	6,426	(30)
Loss on sale of non-prime automobile portfolio	1,536	—	—	1,536	—
Total revenues excluding the impact of adjustments noted above	265,602	240,269	230,175	505,871	448,799

Noninterest expense	127,686	114,051	110,908	241,737	219,488
Less: Other real estate (ORE) expense	2,523	246	819	2,769	25
Merger-related charges	—	—	2,906	—	8,259
Branch consolidation	3,189	—	—	3,189	—
Noninterest expense excluding the impact of adjustments noted above	121,974	113,805	107,183	235,779	211,204

Adjusted pre-tax pre-provision income(14)	$143,628	126,464	122,992	270,092	237,595

Efficiency ratio (4)	49.19%	47.86%	48.18%	48.55%	48.90%
Adjustments as noted above	(3.27)%	(0.49)%	(1.61)%	(1.94)%	(1.84)%
Efficiency ratio (excluding adjustments noted above)	45.92%	47.37%	46.57%	46.61%	47.06%

Total average assets	$25,915,971	25,049,954	23,236,945	25,485,355	22,723,624

Noninterest income to average assets	1.09%	0.83%	0.83%	0.96%	0.82%
Adjustments as noted above	0.10%	0.03%	—%	0.07%	—%
Noninterest income (excluding adjustments noted above) to average assets	1.19%	0.86%	0.83%	1.03%	0.82%

Noninterest expense to average assets	1.98%	1.85%	1.91%	1.91%	1.95%
Adjustments as noted above	(0.09)%	(0.01)%	(0.06)%	(0.04)%	(0.08)%
Noninterest expense (excluding adjustments noted above) to average assets	1.89%	1.84%	1.85%	1.87%	1.87%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED
	Three Months Ended			Six Months Ended
(dollars in thousands, except per share data)	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018
Net income	$100,321	93,960	86,865	194,281	170,375
Merger-related charges	—	—	2,906	—	8,259
Investment (gains) losses on sales of securities, net	4,466	1,960	—	6,426	(30)
Sale of non-prime automobile portfolio	1,536	—	—	1,536	—
ORE expense	2,523	246	819	2,769	25
Branch rationalization	3,189	—	—	3,189	—
Tax effect on adjustments noted above (18)	(3,062)	(577)	(974)	(3,639)	(2,158)
Net income excluding adjustments noted above	$108,973	95,589	89,616	204,562	176,471

Basic earnings per share	$1.31	1.22	1.13	2.54	2.21
Adjustment due to merger-related charges	—	—	0.04	—	0.11
Adjustment due to investment (gains) losses on sales of securities, net	0.06	0.03	—	0.08	—
Adjustment due to sale of non-prime automobile portfolio	0.02	—	—	0.02	—
Adjustment due to ORE expense	0.04	—	0.01	0.04	—
Adjustment due to branch consolidation	0.04	—	—	0.04	—
Adjustment due to tax effect on adjustments noted above (18)	(0.04)	(0.01)	(0.01)	(0.05)	(0.03)
Basic earnings per share excluding adjustments noted above	1.43	1.24	1.17	2.67	2.29

Diluted earnings per share	$1.31	1.22	1.12	2.53	2.20
Adjustment due to merger-related charges	—	—	0.04	—	0.11
Adjustment due to investment (gains) losses on sales of securities, net	0.06	0.03	—	0.08	—
Adjustment due to sale of non-prime automobile portfolio	0.02	—	—	0.02	—
Adjustment due to ORE expense	0.03	—	0.01	0.04	—
Adjustment due to branch consolidation	0.04	—	—	0.04	—
Adjustment due to tax effect on adjustments noted above (18)	(0.04)	(0.01)	(0.01)	(0.05)	(0.03)
Diluted earnings per share excluding the adjustments noted above	$1.42	1.24	1.16	2.66	2.28

Noninterest expense per diluted share	$1.67	1.48	1.43	3.14	2.84
Adjustments as noted above	(0.08)	—	(0.05)	(0.07)	(0.11)
Noninterest expense (excluding adjustments noted above) per diluted share	$1.59	1.48	1.38	3.07	2.73

Revenue per diluted share	$3.39	3.09	2.97	6.48	5.80
Adjustments as noted above	0.08	0.03	—	0.10	—
Revenue per diluted share (excluding adjustments noted above) per diluted share	$3.47	3.12	2.97	6.58	5.80

Equity method investment (17)
Fee income from BHG, net of amortization	$32,261	13,290	9,690	45,551	19,050
Funding cost to support investment	2,399	2,379	2,114	4,779	4,118
Pre-tax impact of BHG	29,862	10,911	7,576	40,772	14,932
Income tax expense at statutory rates	7,806	2,852	1,980	10,658	3,903
Earnings attributable to BHG	$22,056	8,059	5,596	30,114	11,029

Basic earnings per share attributable to BHG	$0.29	0.10	0.07	0.39	0.14
Diluted earnings per share attributable to BHG	$0.29	0.10	0.07	0.39	0.14

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED
	Three Months Ended			Six Months Ended
(dollars in thousands, except per share data)	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018

Return on average assets	1.55%	1.52%	1.50%	1.54%	1.51%
Adjustments as noted above	0.14%	0.03%	0.05%	0.08%	0.06%
Return on average assets excluding adjustments noted above	1.69%	1.55%	1.55%	1.62%	1.57%

Tangible assets:
Total assets	$26,540,355	25,557,858	23,988,370	26,540,355	23,988,370
Less: Goodwill	(1,807,121)	(1,807,121)	(1,807,121)	(1,807,121)	(1,807,121)
Core deposit and other intangible assets	(41,578)	(43,850)	(51,353)	(41,578)	(51,353)
Net tangible assets	$24,691,656	23,706,887	22,129,896	24,691,656	22,129,896

Tangible equity:
Total stockholders' equity	$4,176,361	4,055,939	3,826,677	4,176,361	3,826,677
Less: Goodwill	(1,807,121)	(1,807,121)	(1,807,121)	(1,807,121)	(1,807,121)
Core deposit and other intangible assets	(41,578)	(43,850)	(51,353)	(41,578)	(51,353)
Net tangible common equity	$2,327,662	2,204,968	1,968,203	2,327,662	1,968,203

Ratio of tangible common equity to tangible assets	9.43%	9.30%	8.89%	9.43%	8.89%

Average tangible assets:
Average assets	$25,915,971	25,049,954	23,236,945	25,485,355	22,723,624
Less: Average goodwill	(1,807,121)	(1,807,121)	(1,807,850)	(1,807,121)	(1,807,952)
Average core deposit and other intangible assets	(43,025)	(45,330)	(53,018)	(44,171)	(54,342)
Net average tangible assets	$24,065,825	23,197,503	21,376,077	23,634,063	20,861,330

Return on average assets	1.55%	1.52%	1.50%	1.54%	1.51%
Adjustment due to goodwill, core deposit and other intangible assets	0.12%	0.12%	0.13%	0.12%	0.14%
Return on average tangible assets	1.67%	1.64%	1.63%	1.66%	1.65%
Adjustments as noted above	0.15%	0.03%	0.05%	0.09%	0.06%
Return on average tangible assets excluding adjustments noted above	1.82%	1.67%	1.68%	1.75%	1.71%

Average tangible stockholders' equity:
Average stockholders' equity	$4,117,754	4,017,375	3,795,963	4,067,842	3,764,473
Less: Average goodwill	(1,807,121)	(1,807,121)	(1,807,850)	(1,807,121)	(1,807,952)
Average core deposit and other intangible assets	(43,025)	(45,330)	(53,018)	(44,171)	(54,342)
Net average tangible common equity	$2,267,608	2,164,924	1,935,095	2,216,550	1,902,179

Return on average common equity	9.77%	9.49%	9.18%	9.63%	9.13%
Adjustment due to goodwill, core deposit and other intangible assets	7.97%	8.11%	8.83%	8.05%	8.93%
Return on average tangible common equity (1)	17.74%	17.60%	18.01%	17.68%	18.06%
Adjustments as noted above	1.54%	0.31%	0.57%	0.93%	0.65%
Return on average tangible common equity excluding adjustments noted above	19.28%	17.91%	18.58%	18.61%	18.71%

Total average assets	$25,915,971	25,049,954	23,236,945	25,485,355	22,723,624

Book value per common share at quarter end	$54.29	52.63	49.15	54.29	49.15
Adjustment due to goodwill, core deposit and other intangible assets	(24.03)	(24.02)	(23.87)	(24.03)	(23.87)
Tangible book value per common share at quarter end (9)	$30.26	28.61	25.28	30.26	25.28

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

1. Ratios are presented on an annualized basis.
2. Net interest margin is the result of net interest income on a tax equivalent basis divided by average interest earning assets.
3. Total revenue is equal to the sum of net interest income and noninterest income.
4. Efficiency ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.
5. Troubled debt restructurings include loans where the company, as a result of the borrower's financial difficulties, has granted a credit concession to the borrower (i.e., interest only payments for a significant period of time, extending the maturity of the loan, etc.). All of these loans continue to accrue interest at the contractual rate.
6. Average risk ratings are based on an internal loan review system which assigns a numeric value of 1 to 10 for quarters ended prior to Dec. 31, 2018 and 10 to 100 for all subsequent periods to all loans to commercial entities based on their underlying risk characteristics as of the end of each quarter. The risk rating scale was changed to allow for granularity, if needed, in criticized and classified risk ratings to distinguish accrual status or structural loan issues. A "10" risk rating is assigned to credits that exhibit Excellent risk characteristics, "20" exhibit Very Good risk characteristics, "30" Good, "40" Satisfactory, "50" Acceptable or Average, "60" Watch List, "70" Criticized, "80" Classified or Substandard, "90" Doubtful and "100" Loss (which are charged-off immediately).  Additionally, loans rated "80" or worse that are not nonperforming or restructured loans are considered potential problem loans.  Generally, consumer loans are not subjected to internal risk ratings.

7. Annualized net loan charge-offs to average loans ratios are computed by annualizing quarter-to-date net loan charge-offs and dividing the result by average loans for the quarter-to-date period.
8. Capital ratios are calculated using regulatory reporting regulations enacted for such period and are defined as follows:
Equity to total assets – End of period total stockholders' equity as a percentage of end of period assets.
Tangible common equity to tangible assets - End of period total stockholders' equity less end of period goodwill, core deposit and other intangibles as a percentage of end of period assets.
Leverage – Tier I capital (pursuant to risk-based capital guidelines) as a percentage of adjusted average assets.
Tier I risk-based – Tier I capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.
Total risk-based – Total capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.
Classified asset - Classified assets as a percentage of Tier 1 capital plus allowance for loan losses.
Tier I common equity to risk weighted assets - Tier 1 capital (pursuant to risk-based capital guidelines) less the amount of any preferred stock or subordinated indebtedness that is considered as a component of Tier 1 capital as a percentage of total risk-weighted assets.
9. Book value per share computed by dividing total stockholders' equity by common shares outstanding. Tangible book value per share computed by dividing total stockholder's equity, less goodwill, core deposit and other intangibles by common shares outstanding.
10. Amounts are included in the statement of operations in "Gains on mortgage loans sold, net", net of commissions paid on such amounts.
11. At fair value, based on information obtained from Pinnacle's third party broker/dealer for non-FDIC insured financial products and services.
12. Core deposits include all transaction deposit accounts, money market and savings accounts and all certificates of deposit issued in a denomination of less than $250,000. Periods prior to the second quarter of 2018 have been restated to reflect regulatory changes that were adopted in the second quarter of 2018 that permit reciprocal deposits to be treated as core deposits if they otherwise qualify as such. The ratio noted above represents total core deposits divided by total funding, which includes total deposits, FHLB advances, securities sold under agreements to repurchase, subordinated indebtedness and all other interest-bearing liabilities.
13. Associate retention rate is computed by dividing the number of associates employed at quarter end less the number of associates that have resigned in the last 12 months by the number of associates employed at quarter end. Associate retention rate does not include associates at acquired institutions displaced by merger.
14. Adjusted pre-tax, pre-provision income excludes the impact of other real estate expenses and income, investment gains and losses on sales of securities, merger-related charges, loss on the sale of our non-prime automobile portfolio and branch rationalization, as described above.
15. Represents investment gains (losses) on sales and impairments, net occurring as a result of gains or losses incurred as the result of a change in management's intention to sell a bond prior to the recovery of its amortized cost basis.
16. The dividend payout ratio is calculated as the sum of the annualized dividend rate divided by the trailing 12-months fully diluted earnings per share as of the dividend declaration date.
17. Earnings from equity method investment includes the impact of the issuance of subordinated debt as well as the funding costs of the overall franchise. Income tax expense is calculated using statutory tax rates.
18. Tax effect calculated using the blended statutory rate of 26.14 percent.
19. Calculated using the same guidelines as are used in the Federal Financial Institutions Examination Council's Uniform Bank Performance Report.